ITEM 6                                                               EXHIBIT 11

                      COMPUTATION OF EARNINGS PER SHARE (1)



                                                                   Three Months ended December 31,
                                                                      1996                      1995
                                                                 --------------            ---------

Net income                                                         $     55,050               $    38,732
                                                                   ============               ===========

Shares
  Weighted average number of
    shares outstanding                                                7,740,695                 7,426,293

Assuming exercise of options                                            184,355                   334,636
                                                                  -------------             -------------

Weighted average number of
  shares outstanding,
  as adjusted                                                         7,925,050                 7,760,929
                                                                   ============              ============


Earnings per share                                              $      .01                $      .01
                                                                ===============           ==========




                                                                    Six Months ended December 31,
                                                                      1996                      1995
                                                                 --------------            ---------

Net income                                                         $    375,812               $   417,426
                                                                   ============               ===========

Shares
  Weighted average number of
    shares outstanding                                                7,740,695                 7,419,957

Assuming exercise of options                                            212,990                   393,296
                                                                  -------------              ------------

Weighted average number of
  shares outstanding,
  as adjusted                                                         7,953,685                 7,813,253
                                                                   ============              ============


Earnings per share                                              $      .05                $      .05
                                                                ===============           ==========



----------------

(1) Fully diluted average number of shares outstanding, as adjusted and earnings per share are the same as calculated for primary for the periods presented.


                                       E-1